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                                                                 Exhibit 10.1

                    JOINT MARKETING AND DEVELOPMENT AGREEMENT

    This JOINT MARKETING AND DEVELOPMENT AGREEMENT (this "Agreement") dated as of the date of the execution of this Agreement by the last party to sign (the "Effective Date") is by and between MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware corporation, acting through its Visual Systems Division, with its principal place of business at 3M Austin Center, 6801 Riverplace Boulevard, Austin, Texas 78726-9000 ("3M") and POLYCOM, INC., a Delaware corporation, with its principal place of business at 2584 Junction Avenue, San Jose, California 95134-1902 ("Polycom"). As used herein, the term "Party" shall refer to 3M or Polycom, as the context may require, while the term "Parties" shall refer to 3M and Polycom collectively. The term "Agreement" specifically includes all Exhibits referred to herein.

                                    RECITALS:

    WHEREAS, Polycom has developed a technology base for the development of teleconferencing products allowing the participation of individuals at remote locations through audio, data and video means; and

    WHEREAS, 3M, a leading, world wide manufacturer and marketer of products that facilitate the exchange of ideas in meetings of people, desires to purchase and distribute the teleconferencing products to be developed by Polycom and to assist in such development, all in accordance with the terms of this Agreement.

    NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter set forth, the Parties hereto agree as follows:

                                    ARTICLE I
                   DEVELOPMENT OF VIDEO CONFERENCING PRODUCTS

    1.1  DEVELOPMENT OF POLYCOM PRODUCTS; DELIVERY OF PROTOTYPES.

    (a) Subject to the terms and conditions of this Agreement, as of the Effective Date, Polycom intends to design, develop and prepare for commercial production a [ * ] device meeting the specifications set forth on Exhibit A (the "Polycom Product"). [ * ] [ * ]

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission
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[ * ]

    (b) 3M agrees to provide funding to Polycom for its delivery of the initial Polycom Product in final, commercially marketable form [ * ] and the initial enhancement thereto (collectively, the "Polycom Deliverables") identified on the potential product migration schedule for the Polycom Product (the "Migration Schedule") attached hereto as Exhibit B at the times and in the amounts set forth below, provided that the associated Polycom Deliverable is delivered to 3M on or before the delivery date:

     DELIVERY         POLYCOM DELIVERABLES       PAYMENT DATE        AMOUNT
       DATE

      [ * ]                 [ * ]                    [ * ]           [ * ]


    In the event Polycom should fail to timely deliver any Polycom Deliverable, Polycom shall have the right to cure such failure for a period of up to [ * ] following such Delivery Date (each a "Cure Period") by delivering such Polycom Deliverable to 3M. Following Polycom's delivery of a Polycom Deliverable within a Cure Period, 3M shall deliver the funding amount due Polycom within [ * ] following the date of delivery. If Polycom fails to timely cure such default, 3M shall have the right to terminate this Agreement by delivering written notice of termination to Polycom without any requirement of notice and further opportunity to cure as otherwise provided under Article 7 below. Notwithstanding the foregoing, Polycom's failure to deliver the First Migration Product to 3M prior [ * ] shall constitute a material breach of this Agreement of which Polycom shall be deemed to have been notified and been given a full opportunity to cure for purposes of
Article 13 below.

    1.2 DEVELOPMENT OF 3M PROPRIETARY PRODUCTS. The Parties agree that 3M shall have the right to request Polycom's development from time to time of unique [ * ] products based upon 3M design concepts incorporating Polycom's teleconferencing technology (each a "3M Proprietary Product"). Upon its receipt of a concept proposal from 3M, Polycom shall have [ * ] days to deliver a detailed development proposal, providing proposed specifications for the 3M Proprietary Product, along with an estimate of cost and a schedule of development to 3M. Following its review of Polycom's development proposal, 3M shall notify Polycom whether it desires to proceed with development of the 3M Proprietary Product and, if it does, the Parties shall thereafter negotiate in good faith to develop a mutually agreed upon definitive plan of development for such

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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3M Proprietary Product.  In no event shall Polycom be obligated to proceed with development of any 3M Proprietary Product unless and until the Parties have entered into a written development plan including, without limitation, costs and expenses.

    1.3 SCOPE OF PRODUCTS COVERED BY AGREEMENT; SPECIFICATIONS. For the purposes of this Agreement, the terms Polycom Product and 3M Proprietary Product (each a "Product" and collectively, the "Products") shall include subsequent generations of each such Product and all options, accessories and enhancements thereto developed during the term hereof. The term "Specifications" means the detailed technical specifications for the Products including, but not limited to, product specifications, accessories specifications, performance requirements, packaging specifications, agency approvals and labels, quality control procedures and marking specifications in accordance with Section 3.4 below. 3M shall own the 3M Proprietary Product Specifications created by or for 3M except for any Polycom intellectual property and/or proprietary information, or any property owned by any third party, incorporated therein. The Specifications may change from time to time through Engineering Change (as defined in Section 1.5 below) procedures.

    1.4 ENHANCEMENTS. 3M shall have the option to have included in all Products the enhancements that are developed by Polycom for the Products, including but not limited to those identified in the Migration Schedule. In order to enable 3M to sell market-acceptable Products through the incorporation of such enhancements, Polycom agrees to provide 3M with a written report, in a mutually agreed format, by [ * ] summarizing the status of development for the Products for the [ * ].

    1.5 ENGINEERING CHANGE. The term "Engineering Change" shall mean any design, material, or manufacturing process change to any Product, whether originating with 3M or Polycom. Mutual agreement of the Parties shall be required for Engineering Changes that would affect the form, fit and/or material function of any Polycom Product or that would have the effect of rendering finished goods inventory or field service inventory of Polycom Products obsolete. Any Engineering Change respecting any 3M Proprietary Product shall be at 3M's sole discretion. Polycom agrees to give 3M prior written notice of any Engineering Change that would affect the safety, performance, serviceability, appearance, dimensions, packaging or field support of any Product. Either Party may request an Engineering Change. Polycom, upon receiving such request from 3M or proposing any such change, shall evaluate it and provide 3M with estimates for changes in costs, performance, quality and schedule of the Products resulting from any such proposed Engineering Change.

    1.6 PROJECT MANAGEMENT. The Parties shall form a management team to manage the Project (the "Management Team") consisting of one business representative and one technical representative designated by Polycom and 3M. Each Party shall designate its two representatives to the other Party in writing within [ * ] following the Effective Date. The Management Team shall oversee the development of the Project, determine the course of development of the Products, including the updates and enhancements to be pursued, provide input and/or approval on behalf of their respective Parties, and resolve disputes to the extent possible. In the event the Management Team is unable to resolve any dispute between the Parties, they shall refer the matter

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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to the senior management of Polycom and 3M's Visual System Division, respectively, for resolution. If senior management is unable to informally resolve the dispute, the dispute resolution mechanism set forth in Article 19 shall be invoked.

                                    ARTICLE 2
                              INTELLECTUAL PROPERTY


[ * ]


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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[ * ]


* Confidential Treatment Requested. Confidential portion has been filed
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[ * ]

                                  ARTICLE 3
                MANUFACTURING AND MARKETING RIGHTS; ROYALTIES

    3.1  MANUFACTURING.

    (a) CHOICE OF MANUFACTURER. The Parties shall mutually agree upon a manufacturer for the Products and Polycom shall thereafter promptly commence negotiations with such manufacturer and conduct such negotiations in a reasonably diligent manner in an effort to insure that the manufacture of the Products can be promptly commenced once the [ * ] has been delivered to 3M pursuant to the provisions of Section 1.1(b) above. 3M agrees to provide an assessment of the demand for Products in its market segments and such other information as Polycom may reasonably request, and to otherwise cooperate with Polycom, in order to engage in the initial manufacture.

    (b) SUBSTITUTE AND/OR ADDITIONAL MANUFACTURER. In order to allow the Parties to assess whether adequate manufacturing capacity will be available to meet both Parties' needs, each Party agrees to provide the other, by the [ * ], with a non-binding, written forecast of its anticipated requirements for Products for the [ * ]. If, after conferring in good faith, the Parties determine that any joint manufacturer will be unable to supply a Party with sufficient quantities of Products to meet demand in its market segment in light of the other Party's supply requirements, the Parties agree to engage a secondary or substitute manufacturer in order to meet such demand. Further, if any joint manufacturer is unable to meet any cost reduction and/or quality improvement target(s) established by the Parties pursuant to the provisions of Section 3.11 below, the Parties agree to engage a substitute manufacturer capable of meeting such target(s) and the Parties' supply requirements for Products. The Parties shall mutually agree upon any new manufacturer engaged to manufacture Products as described herein, and Polycom shall promptly commence negotiations with such manufacturer and conduct such negotiations in a reasonably diligent manner in an effort to insure that the manufacture of the Products will continue uninterrupted and that market demand will be met.

    (c) PURCHASE TERMS; PRODUCT ALLOCATION. The Parties agree to work together in negotiating with manufacturers in order to obtain purchase terms that are mutually beneficial. In the event that the combined demand for Products of Polycom and 3M and its Affiliates from any

* Confidential Treatment Requested. Confidential portion has been filed
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manufacturer should exceed such manufacturer's manufacturing capacity in any given month, Polycom and 3M agree to allocate the available capacity between them pro rata based upon the forecast for that month set forth in the firm
[ * ] forecast filed by each Party with such manufacturer.

    (d) FAILSAFE PRODUCTION. In the event that Polycom (i) suspends, for more than [ * ] or terminates its [ * ] business, (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute, which proceeding is not dismissed within [ * ] of the filing thereof, or (iii) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, 3M shall have the right to have Products manufactured by a party of its choosing having the wherewithal to produce the Products to the Specifications and in accordance with the quality control procedures developed by the Parties. In order to facilitate the manufacturing of Products by any subsequent manufacturer chosen by 3M, Polycom hereby grants any such manufacturer an irrevocable (only during the remaining term of this Agreement), royalty-free, nontransferable, non-exclusive, and non-sublicensable license in any of its intellectual property incorporated into the Specifications for the Products for the sole purpose of the manufacture of Products solely for the account of 3M and its Affiliates during the remaining term of this Agreement. Additionally, Polycom agrees to place the source code for any software necessary in the manufacture and/or operation of Products into escrow, allowing 3M access thereto upon the occurrence of certain conditions, all as set forth in Exhibit C. 3M shall ensure that any such manufacturer shall not exercise the foregoing license unless and until one of the release conditions expressly set forth in Exhibit C has been triggered and escrow agent has released the Deposit Materials (as defined in Exhibit C) to 3M pursuant to Exhibit C.

    3.2  MARKETING RIGHTS.

    (a)  [ * ]

    (b)  [ * ]

* Confidential Treatment Requested. Confidential portion has been filed
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actual delivery thereof to 3M. Prior to any such conversion becoming effective, Polycom shall deliver within [ * ] of the end of such [ * ] written notice to 3M of its failure to meet the required level of sales to maintain its exclusive marketing rights for Polycom Products. Thereafter, 3M shall have the opportunity to cure any such default by tendering a payment in cash or cash equivalents to Polycom in an amount equal to the royalties that would have been due Polycom on the difference between the sales goal 3M and its Affiliates had failed to reach and actual sales of 3M and its Affiliates for the period in question by no later [ * ] following 3M's receipt of such notice from Polycom. 3M's failure to timely cure any such default shall also cause a termination of the automatic renewal of this Agreement for any Renewal Term pursuant to the provisions of Section 6.2 below.

    3.3  MARKETING COMMITMENT.    [ * ]

    3.4  BRAND NAMES AND PATENT MARKINGS.  [ * ]

    3.5 POLYCOM DOCUMENTATION. Polycom will provide 3M with master documentation that is inclusive of all features and functionality of the Products, along with other sales, marketing, instructional, packaging, labels, media, merchandise, manuals, service information and promotional positioning which 3M may use as part of its Product rollout. Polycom agrees that 3M may alter this information with Polycom's prior approval, which shall not be unreasonably withheld or delayed.

    3.6 REGULATORY APPROVALS. Polycom hereby agrees to promptly obtain, at its sole cost and expense, all regulatory approvals necessary to authorize the sale of Products by both Polycom and 3M in those countries identified on Exhibit E [ * ] attached hereto. Polycom agrees to obtain all required regulatory approvals in the countries identified in Column A of Exhibit E immediately upon the first commercial shipment of each Product delivered thereto. With respect to countries identified in Columns B and C, Polycom shall obtain all required regulatory approvals in a timely fashion in the ordinary course of its business. Additionally, upon 3M's written request, Polycom agrees to seek (i) expedited approval for any country identified in Columns B or C and (ii) all regulatory approval necessary to authorize 3M's sale of Products in additional countries designated by 3M. 3M agrees to provide reasonable assistance to Polycom as

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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may be required to obtain any such expedited or additional approval and to bear all costs associated therewith.

    3.7  POLYCOM'S ROYALTY.

    (a) DETERMINATION OF ROYALLY PERCENTAGE. 3M and its Affiliates shall pay Polycom royalties from the sale of Products equal to the percentage indicated below of the Net Billable Price they receive for sales up to and including the number of units of the Products (exclusive of options and accessories) (the "Cumulative Product Unit Sales Target") during each Royalty Period during the term hereof. For purposes of this Agreement:

    (i)  [ * ]

    (ii) "Royalty Period" shall mean each successive period of twelve (12) months commencing with the Commencement Date and each anniversary thereof during the term of this Agreement.

As 3M and its Affiliates meet the Cumulative Product Unit Sales Targets during each Royalty Period, the royalty payable by 3M and/or its Affiliates on all subsequent sales of Products during the remainder of that Royalty Period shall be reduced to the next percentage range payable of the Net Billable Price received by 3M and all 3M Affiliates from such sales.

                     [ * ]                    [ * ]


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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                  ROYALTY          CUMULATIVE PRODUCT UNIT SALES TARGETS
                                         DURING A ROYALTY PERIOD

                   [ * ]                             [ * ]

    Royalties on sales of Products by 3M Affiliates may be paid directly to Polycom by any such Affiliate; however, 3M shall remain primarily liable for any such royalties in the event of default in payment by any of its Affiliates.

    (b) PAYMENT. Royalties shall be due and payable on a [ * ] with payment to be delivered on or before the [ * ]. If an audit discloses that 3M or any of its Affiliates had failed to pay any royalties due during an audited period, 3M or such Affiliate, as the case may be, shall tender payment of such unpaid royalties within [ * ] its receipt of notice of such discrepancy.

    3.8 AUDIT RIGHTS. Polycom shall be entitled to examine all records of 3M pertaining to its distribution and sale of Products at any time upon reasonable notice in order to verify the performance of 3M pursuant to Sections 3.2(b), 3.3 and 3.7 hereof. All such audits shall be conducted by an independent auditor of Polycom's choosing in the offices of 3M during business hours. The auditor shall report only whether any discrepancy in the required level of performance or payment was discovered and, if so, the amount thereof. The costs of any such audit shall be borne by Polycom unless such audit discloses that 3M has failed to perform within [ * ] of the required level of performance or payment required in any audited period, in which case 3M shall bear all such costs. 3M agrees to establish a commodity classification for the 3M-branded Products on its internal records, in accordance with generally accepted accounting principles, that will facilitate verification of 3M's required sales and marketing expenditures in support of the 3M-branded Products by Polycom's independent auditor, subject to mutually agreed to confidentiality restrictions.

    3.9 SALES AND SERVICE SUPPORT. Polycom agrees to reasonably assist 3M in setting up such service facilities (which setup shall be at 3M's expense), and in training 3M's designated sales and service personnel, to provide adequate service support to the Products in the marketplace by the start of mass production of the Polycom Product. 3M agrees to provide first and second level customer support to its sales channels, direct sales representatives and 3M customers. Polycom agrees to provide training to 3M sales and technical personnel involved in the marketing, sales and support of the Products as follows:

* Confidential Treatment Requested. Confidential portion has been filed
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    (a) Polycom will provide initial sales training classes to a reasonable number of 3M sales people designated by 3M at Polycom's corporate office in Austin, Texas. Such training classes shall be held at mutually agreeable times and dates within [ * ] prior to first commercial shipment of Products to 3M. Thereafter, Polycom will conduct sales training classes [ * ] at times and dates to be mutually agreed upon at a 3M designated location; and

    (b) Polycom will provide initial technical training classes to a reasonable number of 3M technical people designated by 3M at Polycom's corporate office in Austin, Texas. Such training classes shall be held at mutually agreeable times and dates within [ * ] prior to first commercial shipment of Products to 3M. Thereafter, Polycom will conduct maintenance training classes once each calendar quarter at times and dates to be mutually agreed upon at a 3M designated location.

    3.10 QUALITY ASSURANCE; ENGINEERING DOCUMENTATION. The Parties shall develop and implement a mutually acceptable quality assurance plan in the manufacture of the Products and require adherence to such plan by all manufacturers engaged to manufacture Products for their account. Polycom agrees to provide 3M, within [ * ] days following its written request therefor, with engineering documentation sufficient to allow 3M to inspect and qualify the Products as meeting the Specifications, publish end-user and service support documentation, and provide adequate service support to distributors and/or purchasers of the Products.

    3.11 PRICE REDUCTION, QUALITY IMPROVEMENT AND PERFORMANCE ENHANCEMENT. The Parties agree to meet at least on a [ * ] to establish cost reduction, quality improvement and performance enhancement targets for Products and to develop effective and on-going cost reduction, quality improvement and performance enhancement programs, to meet or exceed the cost, quality, and performance enhancement targets. Each and every detail of the manufacturing process, including without limitation, bill of materials, inventory control, material handling, material substitution, supplier substitution and cycle time, yield and process improvement, will be subject to these cost reductions and quality improvement programs.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

    4.1 REPRESENTATIONS AND WARRANTIES OF 3M. 3M hereby represents and warrants to Polycom as follows:

    (a) ORGANIZATION AND GOOD STANDING. 3M is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to carry on the business in which it is engaged and to own the property it owns. 3M is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

* Confidential Treatment Requested. Confidential portion has been filed
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    (b)  AUTHORIZATION AND VALIDITY.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby, by 3M, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by 3M. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by 3M and constitute legal, valid and binding obligations of 3M, enforceable against it and in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

    (c) NO VIOLATION. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) result in a violation or breach of the Articles of Incorporation or Bylaws of 3M or any agreement or other instrument under which 3M is bound or to which any of the assets of 3M is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (ii) violate any applicable law, regulation or any judgment or order of any court or governmental agency.

    (d) NO VIRUSES. Any software supplied by 3M, its employees and/or agents incorporated into Product as delivered to the manufacturer shall be free of any wilfully introduced computer virus or any other similar or harmful, malicious or hidden programs or data, and 3M shall indemnify and hold harmless Polycom from (i) any cost or damages awarded against Polycom in connection with any such virus, programs or data and (ii) the cost of debugging any virus and the cost of alternative processing while debugging is underway.

    4.2 REPRESENTATIONS AND WARRANTIES OF POLYCOM. Polycom hereby represents and warrants to 3M as follows:

    (a) ORGANIZATION AND GOOD STANDING. Polycom is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to carry on the business in which it is engaged and to own the property it owns. Polycom is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

    (b) AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement, and the other agreements contemplated hereby, by Polycom, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by Polycom. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Polycom and constitute legal, valid and binding obligations of Polycom, enforceable against it and in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

    (c) NO VIOLATION. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or


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thereby will (i) result in a violation or breach of the Articles of
Incorporation or Bylaws of Polycom or any agreement or other instrument under which Polycom is bound or to which any of the assets of Polycom is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (ii) violate any applicable law, regulation or any judgment or order of any court or governmental agency.

    (d)  PATENTS AND TRADE SECRETS.

         (i) To the best of Polycom's knowledge, Polycom owns all trade secrets, patents and copyrights necessary to manufacture, distribute, and sell Product, or possesses adequate licenses or other rights, if any, therefor (collectively, the "Polycom Proprietary Rights").

         (ii) To the best of Polycom's knowledge at the time of incorporation into a Product, Polycom has the right to use the Polycom Proprietary Rights without infringing or violating the rights of any third parties.
    To the best of Polycom's knowledge at the time of incorporation into a Product, no claim has been asserted by any person to the ownership of, or right to use, any Polycom Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement and Polycom knows of no valid basis for any such claim. To the best of Polycom's knowledge at the time of incorporation into a Product, each of the Polycom Proprietary Rights is valid and subsisting, has not been terminated and, if applicable, has been duly issued or filed. Polycom will maintain its interest in the Polycom Proprietary Rights throughout the term of this Agreement.

    (e) PRODUCT DESIGN. The design of Products, as delivered to any manufacturer for the manufacture of Products for 3M's account, will meet the Specifications therefor as mutually agreed to by Polycom and 3M hereunder.

    (f) NO VIRUSES. The software incorporated into Product, other than software supplied by 3M, its employees or agents, if any, or by a third party other than an independent contractor of Polycom, as delivered to the manufacturer, shall be free of any wilfully introduced computer virus or any other similar or harmful, malicious or hidden programs or data, and Polycom shall indemnify and hold harmless 3M from (i) any cost or damages awarded against 3M in connection with any such virus, programs or data and (ii) the cost of debugging any virus and the cost of alternative processing while debugging is underway.

    (g) MAXIMUM FAILURE RATE. In the event that Products purchased by 3M hereunder experience a field failure rate, based on a material Polycom design defect (excluding cosmetic defects), of [ * ] or more based upon returns of defective Products during any [ * ] Polycom shall reimburse 3M for any and all costs incurred by it in the repair or replacement of such Products; provided, however, that Polycom shall have no obligation with respect to such repair or replacement if it is determined that the defect is directly attributable to a 3M design.

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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                                    ARTICLE 5
                            CONFIDENTIAL INFORMATION

    5.1 Either Party who receives Confidential Information of the other Party shall protect the confidentiality of such Confidential Information for a period of [ * ] from the termination of this Agreement. Confidential Information includes: (a) written materials delivered to the recipient marked as confidential or with a similar legend of confidentiality, (b) visual information indicated as confidential by means of written notices or signs,
(c) oral information that is indicated orally to be confidential and subsequently summarized and designated as confidential in a written memo sent to the recipient within [ * ] and (d) disclosed in the form of tangible products or materials transmitted to the recipient with an accompanying written memorandum. It is the responsibility of each Party to identify its own information which it deems to be "Confidential Information."

    5.2 Use of the disclosing Party's Confidential Information by the receiving Party shall be limited to the express purposes of this Agreement in the following areas:

    (a)  3M information in the areas of [ * ]

    (b)  Polycom information in the areas of [ * ]

    5.3 A recipient shall return or properly dispose of all information (including tangible products or materials) received from the disclosing Party upon request of the disclosing Party except that the recipient may retain in the office of its legal counsel one copy of written information for record purposes only.

    5.4 A recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use or disclosure of the Confidential Information of the disclosing Party, as the recipient uses to protect its own Confidential Information of like nature. A recipient of the other Party's Confidential Information shall not disclose any such Confidential Information to any third party. Confidential information of the disclosing Party will be restricted to those directors, officers, employees, agents, or contractors of each receiving Party having a need-to-know. In the event that the recipient is required by judicial or administrative process to divulge Confidential Information of the disclosing Party, the recipient shall promptly notify the disclosing Party and allow the disclosing Party a reasonable time to oppose such process prior to divulging such Confidential Information.

    5.5 This Agreement imposes no obligation upon a recipient with respect to information that (a) was in the recipient's possession before receipt from the disclosing Party, (b) is or becomes available to the public through no fault of the recipient, (c) is received in good faith by the recipient


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission


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from a third party and is not subject to an obligation of confidentiality owed to the third party, (d) is independently developed by the recipient without reference to information received hereunder, or (e) is the disclosing Party's own Confidential Information and is disclosed by such Party to a third party on a non-confidential basis.

                                    ARTICLE 6
                                      TERM

    6.1 TERM. This Agreement shall be effective as of the Effective Date and shall continue in effect for [ * ] following the Commencement Date (the "Initial Term").

    6.2  RENEWAL.   Subject to the provisions of Section 3.2(b) above, this
Agreement shall be automatically renewed for [ * ] (each a "Renewal Term") unless either Party gives written notice to the other Party of its desire to have the Agreement expire at the end of the Initial Term or initial Renewal Term, as the case may be, at least [ * ] prior to such expiration.

    6.3 BUSINESS REVIEW. The Parties agree to meet at least [ * ] at a mutually agreeable place and time to discuss the results of their respective marketing programs and plans therefor, Product development results and plans, projected demand for each category of Product and Polycom's manufacturing capabilities and plans therefor, among other things.

                                    ARTICLE 7
                                   TERMINATION

    Either Party may terminate this Agreement during the Initial or Renewal Term, upon written notice sent in accordance with the provisions of Article 17 below, in the event the other Party fails to perform a material obligation under this Agreement or otherwise is in breach of any of its material obligations hereunder. The Party receiving such notice shall have [ * ] from the date of receipt thereof to cure the failure or breach. If the Party receiving such notice does not cure the failure or breach within such cure period, the Party claiming breach may terminate this Agreement by sending written notice of termination in accordance with the provisions of Article 17 below, to the other Party.

                                    ARTICLE 8
                            LIMITATION OF LIABILITIES

    IN THE EVENT EITHER PARTY SHOULD BECOME LIABLE TO THE OTHER FOR ANY MATTER RELATING TO THIS AGREEMENT, WHETHER ARISING IN CONTRACT, EQUITY OR TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), AND IN ADDITION TO ANY OTHER LIMITATION OF LIABILITY OR REMEDY SET FORTH IN THIS AGREEMENT, THE AMOUNT OF DAMAGES RECOVERABLE BY THE INJURED PARTY SHALL NOT INCLUDE ANY AMOUNTS FOR INDIRECT OR CONSEQUENTIAL


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

DAMAGES, INCLUDING LOST PROFITS, LOST INCOME OR LOST SAVINGS, OR FOR ANY AMOUNTS WITH RESPECT TO CLAIMS BY ANY OTHER PARTY. These exclusions do not apply to claims for personal injury by a third party.

                                    ARTICLE 9
                                 INDEMNIFICATION

    9.1 INDEMNIFICATION BY POLYCOM. Polycom will indemnify, defend, and hold harmless 3M, the 3M Affiliates, and their respective directors, officers, shareholders, agents, and employees from any loss, claim, liability and expense (including reasonable attorney's fees, court costs, and other expenses of litigation) with respect to:

    (a) any claim for sickness, bodily injury, personal injury, death, property damage or loss as asserted by third parties where the claim is based in whole or in any part on, or is in any way related to, any act or omission attributable to Polycom, its agents, employees, or subcontractors, or in any way related to the work performed, or to be performed, by Polycom hereunder, except to the extent that such claims are due solely and directly to the negligence or intentional misconduct of 3M; and

    (b) any claim that any Product infringes any patent, copyright, trade secret or other intellectual property of a third party based upon 3M's sale of such Product hereunder except to the extent such claim is based on Polycom's use of 3M's intellectual property licensed to Polycom pursuant to the provisions of Sections 2.1 above.

Notwithstanding the foregoing, claims arising, directly or indirectly, from any feature that is unique to any 3M Proprietary Product developed hereunder shall not be subject to Polycom's obligations under this Section 9.1. Polycom further agrees that it will not knowingly provide 3M with an infringing product or knowingly specify any infringing technology for use in any Products. 3M shall give Polycom prompt notice of the assertion of such a claim, and permit Polycom full control, including, but not limited to, choice of counsel, in the negotiation, litigation, and/or settlement of any such claim and shall reasonably cooperate with Polycom in the defense and/or settlement of any such claim.

    9.2 INDEMNIFICATION BY 3M. 3M will indemnify, defend, and hold harmless Polycom, Polycom's Affiliates, and their respective directors, officers, shareholders, agents, and employees from any loss, claim, liability and expense (including reasonable attorney's fees, court cost, and other expenses of litigation) with respect to:

    (a) any claim for sickness, bodily injury, personal injury, death, property damage or loss as asserted by third parties where the claim is based in whole or in any part on, or is in any way related to, any act or omission attributable to 3M, its agents, employees, or subcontractors, or in any way related to the work performed, or to be performed, except to the extent that such claims are due solely and directly to the negligence or intentional misconduct of Polycom; and

    (b) any claim that any feature that is unique to any 3M Proprietary Product infringes any patent, copyright, trade secret or other intellectual property of a third party based upon Polycom's manufacture or 3M's sale of such Product hereunder.

3M further agrees that it will not knowingly provide Polycom with an infringing product or knowingly specify any infringing technology for use in any Products. Polycom shall give 3M prompt notice of the assertion of such a claim, and permit 3M full control, including, but not limited to, choice of counsel, in the negotiation, litigation, and/or settlement of any such claim and shall reasonably cooperate with 3M in the defense and/or settlement of any such claim.

                                   ARTICLE 10
                                PUBLIC DISCLOSURE

         3M and Polycom agree not to disclose the terms and conditions of this Agreement, except as may be required by law or government regulations or in connection with any due diligence relating to any financing, merger or acquisition involving such Party, without written authorization of the other Party, for the term of this Agreement. In the event such disclosure is required, the disclosing Party agrees to provide the other Party with prompt notice of such disclosure and, where possible, with prior notice thereof.

                                   ARTICLE 11
                                  FORCE MAJEURE

    11.1 If the performance of this Agreement or of any obligation hereunder is prevented, restricted or interfered with by reason of fire or earthquake or other casualty or accident; inability to procure raw materials, power or supplies (for reasons other than Polycom's negligence or fault or failure to timely order); war or other violence; or any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, court or intergovernmental body (collectively "Force majeure"), the Party whose performance is prevented, restricted or interfered with shall be excused from such performance to the extent of such prevention, restriction or interference; provided that the Party so affected shall use its reasonable efforts as to avoid or remove such causes of nonperformance and shall resume performance hereunder with the utmost dispatch whenever such causes are removed.

    11.2 If performance of this Agreement or of any obligation hereunder is prevented, restricted or interfered with for any reason set forth in this Article, and such prevention, restriction or interference lasts for, or is expected to last for more than [ * ] the Party whose performance is not affected by the force majeure condition shall have the option of being excused, without further obligation, from performance of the Agreement or of any obligation.

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                   ARTICLE 12
                             RELATIONSHIP OF PARTIES

    12.1 No Party is an agent of any other Party and has no authority to bind any other Party, transact any business in any other Party's name or on its behalf, or make any promises or representations on behalf of any other Party. Each Party makes this Agreement and will perform all of its respective obligations under this Agreement, as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement. The employees and agents of each Party are NOT for any purpose the employees or agents of the other Party.

    12.2 During the term of this Agreement and for a period of one year thereafter, both 3M and Polycom agree that they will not, directly or indirectly, for their own account or otherwise, solicit for employment or employ or engage as an independent contractor, consultant or otherwise, any employee, or former employee employed during the term hereof, of the other Party without such Party's prior written approval.

                                   ARTICLE 13
                                  NO ASSIGNMENT

    This Agreement may not be transferred or assigned, in whole or in part, by either Party hereto without the written consent of the other Party, except as a part of the transfer of substantially all of such Party's capital stock, assets or that portion of the transferring Party's business to which this Agreement pertains. If at any time prior to [ * ] Polycom fails to cure a material breach of this Agreement of which Polycom has been notified pursuant to the terms of Section 1.1(b) or Article 7 above, and given an opportunity to cure as set forth therein, Polycom agrees to assign this Agreement, at 3M's option, to a third party designated by 3M in writing. In the event of any such assignment, Polycom agrees to grant such third party a non-exclusive, royalty-free, non-transferable, non-sublicensable license to any Polycom intellectual property necessary to the manufacture of any Product that is developed during the term of, and under, this Agreement for the sole purpose of development and manufacture of such Product solely for 3M and its Affiliates.

                                   ARTICLE 14
                                    SURVIVAL

    The rights and obligations of the Parties hereto under Articles 2, 4, 5, 8, 9, 14, 16-20, Sections 3.7(b), 3.8 and 12.2 and all rights to payment shall survive any termination, cancellation or expiration of this Agreement.

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                  ARTICLE 15
                               PARAGRAPH HEADINGS

    The title and headings of the various articles of this Agreement are inserted for convenience of reference only and shall not be constructed to affect the construction or interpretation of any of its provisions.

                                   ARTICLE 16
                                     WAIVER

    Any failure or delay by either Party in exercising any right or remedy in one or many instances will not prohibit a Party from exercising it at a later time or from exercising any other right or remedy.

                                   ARTICLE 17
                                     NOTICES

    Any notices required or permitted hereunder shall be given in writing either (a) through, personal delivery by courier with tracking capabilities or otherwise, (b) by telecopy or other electronic medium to be promptly followed by confirmation pursuant to subsections (a) or (c), or (c) by deposit in United States mail, postage paid, certified or registered mail, return receipt requested to the address stated below or to such other address notice of which is given in accordance with this Article 17:

If to 3M:          Division Vice President
                   3M Visual Systems Division
                   Minnesota Mining and Manufacturing Company
                   3M Austin Center
                   6801 River Place Boulevard
                   Austin, Texas 78726-9000

                   Telecopier No.: 512/984-5191

If to Polycom:     Chief Executive Officer
                   Polycom, Inc.
                   2584 Junction Avenue
                   San Jose, California 95134-1902

                   Telecopier No.: 415/474-2955

All notices shall be deemed given or made (x) on the date delivered if delivered personally, by courier or otherwise, (y) on the date initially received, if delivered by telecopy or other electronic medium followed by confirmation by personal delivery or registered or certified mail, or (z) on the third business day after it is mailed, if mailed in accordance with subsection (c) above.

                                   ARTICLE 18
                         GOVERNING LAW; CHOICE OF FORUM

    18.1 THIS AGREEMENT IS ENTERED INTO AND PERFORMABLE IN SANTA CLARA COUNTY, CALIFORNIA AND ANY QUESTIONS, CLAIMS, DISPUTES OR LITIGATION CONCERNING OR ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF CALIFORNIA, USA WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS DOCTRINES OF ANY FEDERAL STATE OF THE UNITED STATES OR ANY NATION STATE.

    18.2 The Parties agree that both California and Texas have a substantial relationship to this transaction, and each Party consents to personal jurisdiction in the courts thereof. Any action or suit arising from or related to this Agreement shall only be brought by the Parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in (a) in the case of Polycom, state of Texas, located in Austin, Texas, and (b) in the case of 3M, the state of California, located in San Jose, California.

                                   ARTICLE 19
                               DISPUTE RESOLUTION

    19.1 UNAIDED NEGOTIATIONS. To resolve any disputes among the Parties, 3M or Polycom must first provide written notice to the other, specifying in as much detail as possible the source or reason for the dispute and the resolution proposed by the notifying Party. The receiving Party shall respond in writing to any such notice within [ * ] after receipt. The receiving Party may include in its reply a detailed description of any disputes it would like to resolve and the proposed resolutions. The first notifying Party shall respond within [ * ]. If the dispute is not then resolved there shall follow within [ * ] of the last written response a meeting between at least one representative of each Party. Each Party agrees to have present such person or persons who are authorized to fully and finally resolve the dispute. The purpose of this meeting shall be to discuss and negotiate in good faith the complete resolution of any outstanding dispute(s). The date and time shall be mutually agreed (within the stated period), and the location of the meeting shall be chosen by the Party responding to the first notice. Each Party shall bear its own costs (including travel expenses) incident to this negotiation and meeting.

    19.2 MEDIATION. Should the procedure outlined above not bring about a resolution of the dispute, then within [ * ] following the meeting of principals, the Party first sending the notice shall initiate a voluntary, nonbinding mediation conducted at a mutually-agreed location (or, if no location can be agreed upon in Chicago, Illinois), by a mutually-agreed mediator selected from the membership of the local chapter of the Association of Attorney-Mediators. Should the Parties for any reason be unable or unwilling to agree upon a mediator, they shall request the local chapter

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission of the Association of Attorney-Mediators to appoint one of its members for them. The Parties shall bear equally all costs and expenses (including any mediator's fees) of this mediation and endeavor in good faith to resolve their differences. While this mediation shall be nonbinding in all respects (except agreements in settlement of the dispute negotiated by the Parties), each Party agrees that:

         (a) It shall appear when directed by the mediator, be fully prepared to work towards a resolution of the dispute, and participate in good faith in the mediation towards a resolution of all disputed issues or concerns;

         (b) The duty to mediate in good faith shall be specifically enforceable by the courts of California and Texas; and

         (c) Should a court in any litigation stemming from the same general dispute or disagreement among the Parties determine that either did not participate in good faith in the mediation process hereunder, the court shall impose against such Party a sanction equal to the other Party's attorneys' fees in the resulting litigation, [ * ].

    19.3 LITIGATION. In the event that the Parties are unable to resolve any outstanding disagreement or dispute as provided above, then, as a last resort, either Party may commence litigation; provided, however, that, in the case of Polycom, it must do so in the courts (state or federal, provided the court selected has subject matter jurisdiction) of the state of Texas located in Austin, Texas, and, in the case of 3M, it must do so in the Courts (state or federal, provided the court selected has subject matter jurisdiction) of the state of California located in San Jose, California.

                                   ARTICLE 20
                                ENTIRE AGREEMENT

    20.1 This Agreement and the exhibits referred to in this Agreement supersede and terminate all prior agreements, if any, whether written or oral, between the Parties with respect to the subject matter contained herein.

    20.2 Each Party agrees that it has not relied on any representation, warranty, or provisions not explicitly stated in this Agreement, and that no oral statement has been made to either Party that in any way tends to waive any of the terms or conditions of this Agreement. This Agreement constitutes the final written expression of all terms of the Agreement, and it is a complete and exclusive statement of those terms.

    20.3 No part of this Agreement may be waived, modified, or supplemented hi any manner whatsoever (including a course of dealing or of performance or usage of trade) except by a written instrument signed by duly authorized officers of the Parties.

         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

The Parties, intending to be bound, have signed this Agreement as of the Effective Date.


3M:                                   MINNESOTA MINING
                                      AND MANUFACTURING COMPANY


                                      By: /s/ C. A. Meek
                                         ---------------------------------

                                      Printed Name:  C. A. Meek
                                                   -----------------------

                                      Title: Division Vice President
                                            ------------------------------

                                      Date: 6/6/97
                                           -------------------------------


POLYCOM:                              POLYCOM, INC.


                                      By: /s/ Michael R. Koucey
                                         ---------------------------------

                                      Printed Name:  Michael R. Koucey
                                                   -----------------------

                                      Title: CFO
                                            ------------------------------

                                      Date: 6/10/97
                                           -------------------------------

Exhibit A    Specifications for Polycom Product
Exhibit B    Migration Schedule
Exhibit C    Source Code Escrow Provisions
Exhibit D    Minimum Sales Requirements to Maintain
              3M's Exclusive Marketing Rights
Exhibit E    [ * ] Regulatory Approval

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                      EXHIBIT A

                          SPECIFICATIONS FOR POLYCOM PRODUCT

                                        [ * ]



* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                      EXHIBIT B

                          POLYCOM PRODUCT MIGRATION SCHEDULE

                                        [ * ]



* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                      EXHIBIT C

                            SOURCE CODE ESCROW PROVISIONS


     1. INITIAL DEPOSIT. Within [ * ] after the Effective Date of this Agreement, Polycom shall deposit with Brobeck, Phleger & Harrison, L.L.P. ("Escrow Agent"), a copy of the source code for software owned by Polycom and incorporated into the Specifications for the Polycom Product, including related documentation necessary for the manufacture and/or operation of the Polycom Products ("Initial Deposit").

     2. SUPPLEMENTAL DEPOSIT. A "Supplemental Deposit" will include any materials added to the Initial Deposit by Polycom pursuant to this Exhibit C. During the term of this Agreement, Polycom will deposit source code (a) for software owned by Polycom and incorporated into the Specifications for any Polycom Product and/or 3M Proprietary Product, including related documentation necessary for the manufacture and/or operation of any such Products (collectively, "Product Software") and (b) for any upgrades, bug fixes or new releases of any Product Software within [ * ] of Polycom's incorporation thereof into a Product. The Initial Deposit together with any Supplemental Deposits shall be collectively referred to herein as "Deposit Materials."

     3. CONTENT AND ACCURACY. Escrow Agent shall not be responsible for verifying the contents or validating the accuracy of the Deposit Materials or Polycom's labeling of the Deposit Materials.

     4. RELEASE CONDITIONS. During the term of this Agreement, Escrow Agent shall release the Deposit Materials to 3M only in accordance with all the terms and conditions of this Exhibit C and only in the event Polycom:

         i.   suspends, for [ * ], or terminates its [ * ] business;

         ii. becomes subject to any bankruptcy or insolvency proceeding under federal or state statute, which proceeding is not dismissed within [ * ] of the filing thereof; or

         iii. becomes insolvent or subject to direct control by a trustee, receiver or similar authority.

     The parties expressly acknowledge and agree that there are no other condition or circumstances under which Escrow Agent may release the Deposit Materials to 3M, unless otherwise instructed in a writing signed by both Polycom and 3M or pursuant to a court order.

     5. CONDITIONS FOR USE AND LICENSE. As set forth in Section 3.1(d) of this Agreement and subject to all the terms and conditions of this Agreement and this Exhibit C, Polycom grants to any



* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission manufacturer chosen by 3M pursuant to Section 3.1(d) an irrevocable (only during the remaining term of this Agreement), royalty-free, non-transferable, non-exclusive and non-sublicensable license to use the Deposit Materials for the sole purpose of manufacturing the Products solely for the account of 3M and its Affiliates during the term of this Agreement. 3M shall ensure that any such manufacturer shall not exercise the foregoing license unless and until one of the release conditions expressly set forth in Paragraph 4 i-iii above has been triggered and Escrow Agent has released the Deposit Materials to 3M pursuant to Paragraph 6 below.

     6. RELEASE OF DEPOSIT TO 3M. Upon notice to Escrow Agent by 3M (in the form of an affidavit or declaration by an officer of 3M) of the occurrence of a release condition as specified in Paragraph 4 above, Escrow Agent shall so notify Polycom with a copy of the notice from 3M. If Polycom provides "Contrary Instructions" (as defined below) to Escrow Agent within [ * ] after the date of Escrow Agent's notice to Polycom, Escrow Agent shall not deliver the Deposit Materials to 3M. "Contrary Instructions" shall mean the filing of an affidavit or declaration with Escrow Agent by an officer of Polycom stating that a Release Condition has not occurred or has been cured.

     Escrow Agent will send a copy of any Contrary Instructions to 3M. Upon receipt of Contrary Instructions, Escrow Agent shall not release any Deposit Materials and shall continue to store the Deposit Materials until otherwise directed by Polycom and 3M jointly in writing or by court order.

     If Escrow Agent does not receive Contrary Instructions from Polycom, Escrow Agent is authorized to release the Deposit Materials to 3M pursuant to this Exhibit C.

     7. INDEMNIFICATION. Polycom and 3M each agree to indemnify, defend and hold Escrow Agent and its partners, officers, employees, contractors and agents harmless from and against all claims, actions, proceedings, suits, liabilities, losses, damages, settlements, costs, charges, penalties, attorneys' fees, and other expenses of any nature as a result of its obligations or performance of its obligations under this Exhibit C.

     8. GENERAL. Subject to all terms and conditions of this Exhibit C, Escrow Agent may act in reliance upon any written instructions, instrument or signature reasonably believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Exhibit C has been duly authorized to do so. Escrow Agent is not responsible for failure to fulfill its obligations under this Exhibit C due to causes beyond its reasonable control. Polycom and 3M expressly acknowledge and agree that Escrow Agent's only obligations shall be as expressly and unambiguously set forth in Exhibit C.


                                      C2

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                      EXHIBIT D

        MNIMUM SALES REQUIREMENTS TO MAINTAIN 3M'S EXCLUSIVE MARKETING RIGHTS

                                        [ * ]



* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                      EXHIBIT E

                           [ * ] REGULATORY APPROVALS

                                        [ * ]



* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

                                   AMENDMENT

THIS AMENDMENT amends the Joint Marketing and Development Agreement dated June 6, 1997 (hereinafter "Agreement") between MINNESOTA MINING AND MANUFACTURING COMPANY, acting through its Visual Systems Division, with its principal place of business at 3M Center, 6801 River Place Blvd., Austin, Texas 78726-9000, ("3M"); and POLYCOM, INC., a Delaware corporation, with its principal place of business at 2584 Junction Avenue, San Jose, California 95134-1902 ("Polycom").

POLYCOM and 3M agree as follows:

     1.  Delete Subsection 3.2(a) of the Agreement and substitute the following:

         (a)  [ * ]

     2.  Delete Subsection 3.4 of the Agreement and substitute the following:

              3.4  BRAND NAMES AND PATENT MARKINGS. [ * ]


                                       1


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission

     3.  This Amendment shall become effective on June 10, 1997.

     4. Except as provided herein above all other terms and conditions of the Agreement remain unamended.

The parties have signed this Amendment on the day and year indicated below.

MINNESOTA MINING AND                        POLYCOM, INC.
MANUFACTURING COMPANY

BY: /s/ C.A. MEEK                           BY: /s/ MICHAEL R. KOUREY
   -------------------------------             -------------------------------

TITLE: Division Vice President              TITLE: CFO
      ----------------------------                ----------------------------

DATE: June 10, 1997                         DATE: 6/10/97
     -----------------------------               -----------------------------





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